UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AB PRIVATE CREDIT INVESTORS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The Annual Meeting of Stockholders for AB Private Credit Investors Corporation has been adjourned to September 15, 2026 at 11:45 AM Eastern Time and will be held virtually.

We are pleased to announce that shortly after the adjournment of the August 3rd meeting, the proposals reached quorum and solicitation is no longer required.

Link to all materials: https://proxyvotinginfo.com/p/alliancebernstein2026

If you have yet to vote your shares and wish to do so, you can vote online by clicking on the following link: www.proxyvotenow.com/abpcic

Your Voting Control Number is: [Control Number]

Should you have questions about the proposals or the voting process, please contact your AB Advisor.

Please do not reply to this email. This email is for informational purposes only.